Exhibit 99.2

NOT FOR IMMEDIATE RELEASE

Waters Corporation to Acquire Wyatt Technology, Light Scattering Instrument and Software Leader

News Summary:

•	Accelerates next phase of Waters’ strategy for growth and value creation through increased exposure in attractive, high-growth adjacent markets.

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Wyatt Technology is a rapidly growing leader in light scattering technology and advanced software solutions with significant exposure to bioanalytical characterization including cell and gene therapies.

•	Transaction is immediately accretive to revenue growth and margin profile, with adjusted EPS accretion beginning in Q1 2024 and high single-digit plus ROIC by year five.

Milford, MA – February 15, 2023 – Waters Corporation (NYSE:WAT) today announced it has entered into an agreement to acquire Wyatt Technology, a pioneer in innovative light scattering and field-flow fractionation instruments, software, accessories, and services, for $1.36 billion in cash, subject to certain adjustments. The transaction is expected to close in the second quarter of 2023, subject to regulatory approvals and other customary closing conditions.

Bioanalytical characterization for new modalities including cell and gene therapies is a significant market opportunity, with a $1.8 billion total addressable market and 10-12% projected annual growthi. By applying Waters’ well-established business model, Empower informatics software, global reach and scale, Waters and Wyatt Technology are well-positioned to build a high-growth bioanalytical characterization business.

Based in Santa Barbara, Calif., Wyatt Technology is a privately held family company with 2022 revenues of approximately $110 million. With a worldwide workforce of more than 200 employees, Wyatt Technology has been delivering world-class training and personal service to a global base of scientific customers. Since Wyatt Technology’s scientists were the first to commercialize on-line multi-angle laser light scattering instruments more than 40 years ago, Wyatt Technology has been defining and redefining state-of-the-art macromolecular characterization instrumentation, software, and services to solve its customers’ unmet needs. Over the years, Wyatt Technology has added several complementary technologies, including well-plate based dynamic light scattering and field-flow fractionation for separating nanoparticles in solution. Together, its innovative product offerings are used across the value chain in discovery, product development, manufacturing, and QA/QC settings to determine the critical quality attributes of novel therapeutics such as cell and gene therapies, vaccines, and proteins, as well as synthetic polymers and nanoparticles.

“Over the past two years, Waters has regained our commercial momentum, revitalized innovation and put an outstanding leadership team in place. Now we are entering the next phase of our strategy to accelerate value creation and generate faster growth,” said Dr. Udit Batra, President and CEO, Waters Corporation. “While biologics therapies, including cell and gene therapies, can dramatically change the quality of life for a significant percentage of the population, the cost of delivering these therapies is a major barrier for broader adoption. We share a common mission to harness our technology and deep scientific expertise to increase the availability and affordability of life-changing therapies. We look forward to welcoming the Wyatt team to the Waters family.”

“For more than 40 years, our company has delighted its customers using the unique products and unparalleled personal service we deliver to support life-enhancing large molecule therapeutics,” said Dr. Philip Wyatt, Chairman and Founder of Wyatt Technology. “For decades, we have seen firsthand how closely Waters and Wyatt Technology’s scientific heritage, ethos, and values have been aligned. Becoming an integral part of Waters is a natural way for us to expand our business dramatically. Waters has the reach and scale to leverage Wyatt Technology’s successful legacy and extend the benefits of our offerings to many new applications and customers. We could not be more excited about the vast growth opportunities we will have as part of Waters.”

Strategic and Financial Benefits

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Broadens Wyatt Technology’s global reach: Waters will broaden Wyatt Technology’s global reach and scale, further expanding its footprint in Europe and Asia. The combination will accelerate deployment of Wyatt Technology’s light scattering technologies and techniques in downstream, high-volume, and recurring QA/QC applications, through Waters’ well-established Empower informatics platform.

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Expands Waters’ portfolio and increases exposure to large molecule applications: Enhances Waters’ portfolio of separation and detection, which will provide customers with an unmatched set of analytical solutions across a wide range of applications. With more than 80% of Wyatt Technology’s revenue derived from large molecules, this will increase Waters’ exposure to exciting new applications within the bioanalytical characterization market.

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Immediately accretive to Waters’ revenue growth and margin profile: Wyatt Technology has a three-year compound annual growth rate of 20%, is expected to grow low-teens over the near- to mid-term and has an existing adjusted operating margin of approximately 40%.

•	Revenue synergies: Waters is expected to generate over $70 million in annual revenue synergies by the fifth year following transaction close.

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Accretive to EPS with high single-digit plus adjusted-ROIC: The transaction is also expected to be accretive to Waters’ adjusted earnings per share beginning in Q1 2024. The transaction is expected to deliver a high single-digit plus return on invested capital in year five, net of tax.

Transaction Details and Financing

Waters will fund this investment through cash on its balance sheet and existing borrowing capacity that is available on its revolving credit facility. The Company will temporarily suspend its share repurchase program through the remainder of 2023 and utilize free cash flow to pay down debt.

Advisors

Kirkland & Ellis LLP is serving as legal counsel to Waters, while Wyatt Technology’s legal counsel is provided by Glaser Weil Fink Howard Avchen & Shapiro LLP.

Fourth Quarter and Full-Year 2022 Earnings Conference Call and Webcast

In a separate press release issued today, Waters issued its fourth quarter and full-year 2022 financial results. The Company will host a webcast to discuss its 4Q22 and full-year 2022 results, 2023 outlook, and its acquisition of Wyatt Technology today, February 15, 2023, at 8:00 a.m. Eastern Time. The webcast can be accessed on Waters’ investor relations website at https://ir.waters.com. Select “Investors” under the “About Waters’ section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least March 1, 2023, at midnight Eastern Time on the same website by webcast and also by phone at (888) 293-8913.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements. Forward-looking statements provide each of Waters’ and Wyatt Technology’s current expectations or forecasts of future events. These may include statements regarding the timing of the closing of the transaction, prospects for regulatory approval, the timing and success of integration efforts once the transaction is complete, expectations or ability to realize commercial success, the impact of this transaction, if successful, on Waters’ business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Waters’ performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory, and political conditions affecting the analytical technology industry as well as more specific risks and uncertainties facing Waters such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Waters does not intend to update publicly any forward-looking statement, except as required by law. The U.S. Private Securities Litigation Reform Act of 1995 permits this discussion.

About Wyatt Technology

Wyatt Technology is the recognized leader in light scattering instrumentation and software for determining the absolute molar mass, size, charge and interactions of macromolecules and nanoparticles in solution. More than 40 years ago, Wyatt Technology’s scientists invented the very first commercial light scattering detectors incorporating lasers as their light source. Our customers span the breadth of pharmaceutical and biotech industries, government labs, medical devices, academic institutions, and companies developing chemicals, cosmetics, foods and beverages. With a staff composed of approximately 25% Ph.D. scientists and many more dedicated and experienced support personnel, Wyatt’s goal is to delight its customer with the best products, training, customer support and service available in the industry.

About Waters Corporation

Waters Corporation (NYSE:WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for more than 60 years. With more than 8,200 employees worldwide, Waters operates directly in more than 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries.

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Waters is a trademark of Waters Corporation.

Investor Relations:

Caspar Tudor

Director, Investor Relations

Waters Corporation

investor_relations@waters.com

Media Relations:

Kevin Kempskie

Senior Director, Public Relations

Waters Corporation

pr@waters.com

[i]	Waters internal estimates based on consulting data, industry reports and market research.

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